EdR Announces Leasing Results for 2014/2015 Academic Year

MEMPHIS, Tenn., Sept. 29, 2014 – EdR (NYSE: EDR), a leader in the ownership, development and management of collegiate housing, today announced leasing results for the 2014/2015 lease term.

EdR’s same-community portfolio opened the 2014/2015 lease term 96.3% occupied compared to an opening occupancy of 94.3% in the prior year. In addition, same-community net rental rates increased 2.0% over the prior year.

“We are proud to announce the end of another leasing season with strong, industry leading, same-community revenue growth of 4%,” stated Christine Richards, executive vice president and chief operating officer. “Our operations team has been able to capitalize on our strong portfolio of communities and the high quality assets we continue to add through our development pipeline. It is exciting to see our continued focus on residents, processes and market information culminate in strong growth for our shareholders.”

About EdR
EdR (NYSE:EDR) is one of America's largest owners, developers and managers of collegiate housing. EdR is a self-administered and self-managed real estate investment trust that owns or manages 77 communities with nearly 43,000 beds serving 58 universities in 23 states. For details, please visit the company's Web site at www.EdRtrust.com.

For more information, contact:
Bill Brewer, Executive Vice President and Chief Financial Officer
901-259-2500 bbrewer@EdRtrust.com

For media information or photography, contact:
Susan Jennings, Vice President, Corporate Communication and Marketing
901-259-2506 sjennings@EdRtrust.com

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Statements about the company's business that are not historical facts are "forward-looking statements." Forward-looking statements are based on current expectations. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the company's future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions "Item 1A. Risk Factors" and "Forward-Looking Statements" in our annual report on Form 10-K and under the caption "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" (or similar captions) in our quarterly reports on Form 10-Q, and as described in our other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the dates on which they are made, and the company undertakes no obligation to update publicly or revise any guidance or other forward-looking statement, whether as a result of new information, future developments, or otherwise, unless required by law.